UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2012

Affirmative Insurance Holdings, Inc.

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Increase and Acceleration of Payment Obligation Pursuant to Capital Lease Obligation. In May 2010, the Registrant, through its subsidiary Affirmative Insurance Company (“AIC”), entered into a sale-leaseback transaction with two equipment finance companies, as lessors, wherein the Registrant sold and leased back certain computer software, software licenses and hardware used in the Registrant’s insurance operations. The Registrant accounts for its lease payment obligations as a capital lease. To secure its lease payment obligations, the Registrant purchased FDIC-insured Certificates of Deposit (“CDs”) which were then deposited into escrow to serve as collateral. The Registrant accounts for these CDs as available-for-sale securities. On October 17, 2012, the Registrant received notice from one of the lessors (“Lessor”) that, based upon Lessor’s claim of an alleged default under the terms of the lease and security agreements, it elected to immediately seek recovery from Registrant of an amount equal to the casualty loss value of the leased property, together with all other sums allegedly due to Lessor, which Lessor calculated as $9.6 million. Lessor informed the Registrant that it had directed the escrow agent to redeem the CDs securing the Registrant’s lease payment obligation and disburse to it the approximately $8.3 million in proceeds, which Lessor received on October 15, 2012. Lessor seeks payment from the Registrant of the remaining $1.4 million, alleged liquidated damages, to be paid no later than November 15, 2012. Lessor has stated that it will convey all rights and interest in the leased property back to the Registrant upon receipt of this payment.

Lessor alleges that the deficiency in the reserve requirement under the Illinois Insurance Code applicable to AIC and the recent downgrades in Registrant’s rating by Moody’s Investor Services give rise to certain events of default under the lease and security agreements. The Registrant contests that any event of default has occurred and also disputes Lessor’s demand for payment of the casualty loss value of the leased property. The Registrant is reviewing all available options, including legal recourse, to appropriately challenge Lessor’s declaration of alleged default and attempt to seek liquidated damages, although there can be no assurance that any such actions, if taken, will be successful.

A second lessor holds the remaining capital lease obligations of the Registrant pursuant to a separate lease schedule. As of the date of this report, that lessor has not taken any action whatsoever to either assert an alleged default or to increase or accelerate Registrant’s payment obligations under the lease and security agreements between the Registrant and that lessor, although there can be no assurance that it will not seek to do so.

Lessor’s acceleration of Registrant’s financial obligations may provide the basis for a default of Registrant’s senior secured credit facility, but, as of the date of this report there has been no acceleration or increase of Registrant’s obligations under that facility. To the extent a default has occurred, Registrant is engaged in discussions with the administrative agent under its senior secured credit facility to obtain an appropriate amendment and waiver, if necessary, although there can be no assurance that such efforts will be successful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained in any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission and the inability of the Registrant to successfully resolve its dispute with Lessor described above, the future actions of other parties including other lessors or holders of Registrant’s senior secured debt, or Registrant’s ability to negotiate amendments or waivers of any defaults caused by the triggering event described herein. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ Joseph G. Fisher
Date: October 23, 2012	Name:	Joseph G. Fisher
	Title:	Executive Vice President and General Counsel